REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees of Eaton Vance Municipals
Trust and Shareholders of Eaton Vance
Arizona Municipal Income Fund, Eaton
Vance Connecticut Municipal Income Fund,
Eaton Vance Michigan Municipal Income
Fund, Eaton Vance Minnesota Municipal
Income Fund, Eaton Vance New Jersey
Municipal Income Fund and Eaton Vance
Pennsylvania Municipal Income Fund:
In planning and performing our audits of the
financial statements of Eaton Vance Arizona
Municipal Income Fund, Eaton Vance
Connecticut Municipal Income Fund, Eaton
Vance Michigan Municipal Income Fund,
Eaton Vance Minnesota Municipal Income
Fund, Eaton Vance New Jersey Municipal
Income Fund and Eaton Vance
Pennsylvania Municipal Income Fund
(collectively the "Funds") (certain of the
funds constituting Eaton Vance Municipals
Trust) as of and for the year ended July 31,
2011, in accordance with the standards of
the Public Company Accounting Oversight
Board (United States), we considered the
Funds' internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for the
purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Funds' internal control
over financial reporting.  Accordingly, we
express no such opinion.
The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A fund's internal control
over financial reporting is a process designed
to provide reasonable assurance regarding
the reliability of financial reporting and the
preparation of financial statements for
external purposes in accordance with
generally accepted accounting principles.  A
fund's internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in reasonable
detail, accurately and fairly reflect the
transactions and dispositions of the assets of
the fund; (2) provide reasonable assurance
that transactions are recorded as necessary to
permit preparation of financial statements in
accordance with generally accepted
accounting principles, and that receipts and
expenditures of the fund are being made
only in accordance with authorizations of
management of the fund and trustees of the
trust; and (3) provide reasonable assurance
regarding prevention or timely detection of
unauthorized acquisition, use, or disposition
of a fund's assets that could have a material
effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility that
a material misstatement of a fund's annual or
interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Funds' internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds' internal control
over financial reporting and their operation,
including controls for safeguarding securities
that we consider to be a material weakness,
as defined above, as of July 31, 2011.
This report is intended solely for the
information and use of management and the
Trustees of the Eaton Vance Municipals
Trust and the Securities and Exchange
Commission and is not intended to be and
should not be used by anyone other than
these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
September 13, 2011